Exhibit 10.1

CANTEL MEDICAL CORP.

2006 EQUITY INCENTIVE PLAN

(As amended through October 21, 2011)

1.              Purpose.  The purpose of the Cantel Medical Corp. 2006 Equity Incentive Plan (“the Plan”) is to attract and retain employees and Directors of the Company and its Subsidiaries, and to provide such persons incentives and rewards for performance, by making available to them stock options and other awards. It is believed that these increased incentives and rewards stimulate the efforts of employees and non-employee Directors towards the continued success of the Company and its Subsidiaries.

2.              Definitions.  As used in the Plan, the following terms shall have the meanings set forth below:

“Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Award, or any other right, interest or option relating to Shares granted pursuant to the provisions of the Plan.

“Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

“Benefit Plan” means any employment agreement, severance agreement or similar agreement between the Participant and the Company (or a Subsidiary) or any long term incentive plan or similar plan of the Company which covers the Participant, in each case which includes provisions relating to an Award granted hereunder.

“Board” means the Board of Directors of the Company.

“Cause” means, unless otherwise provided in a particular Award Agreement, “cause” as defined in any employment or severance agreement the Participant may have with the Company or a Subsidiary or, if no such agreement exists, (a) commission of any criminal act; (b) engaging in any act involving dishonesty or moral turpitude; (c)  material violation of the Company’s or any of its Subsidiaries’ written policies; or (d) serious neglect or misconduct in the performance of the Participant’s duties for the Company or any of its Subsidiaries or willful or repeated failure or refusal to perform such duties, in each case as determined by the Committee in its sole discretion, which determination will be final, binding and conclusive.

“Change in Control” means the occurrence of any of the following events: (i) at any time after the Effective Date at least a majority of the Board shall cease to consist of “Continuing Directors” (meaning directors of the Company who either were directors on the Effective Date or who subsequently became directors and whose election, or nomination for election by the Company’s stockholders, was approved by a majority of the then Continuing Directors); or (ii) any “person” or “group” (as determined for purposes of Section 13(d)(3) of the Exchange Act), except any majority-owned subsidiary of the Company or any employee benefit plan of the Company or any trust thereunder, shall have acquired “beneficial ownership” (as determined for purposes of Securities and Exchange Commission (“SEC”) Regulation 13d-3) of Shares having 40% or more of the voting power of all outstanding Shares, unless such acquisition is approved by a majority of the directors of the Company in office immediately preceding such acquisition; or (iii) a merger or consolidation occurs to which the Company is a party, in which outstanding Shares are converted into shares of another company (other than a conversion into shares of voting common stock of the successor corporation or a holding company thereof representing 80% of the voting power of all capital stock thereof outstanding immediately after the merger or consolidation) or other securities (of either the Company or another company) or cash or other property; or (iv) the sale of all, or substantially all, of the Company’s assets occurs; or (v) the stockholders of the Company approve a plan of complete liquidation of the Company.

“Change in Control Price” means, with respect to a Share, (i) the price per Share as set forth in the sale, merger or similar agreement giving rise to the Change in Control, or (ii) if there is no such agreement and except as provided in clause (iii) below, the average per share closing sales price of a Share (rounded to four decimal places), as reported on the New York Stock Exchange Consolidated Tape, over the ten consecutive trading day period prior to and including the date of a Change in Control, or (iii) in the case of a complete liquidation of the Company, the price per Share as determined in the plan of liquidation; provided, however, that in the case of Incentive Stock Options, Change in Control Price shall be the Fair Market Value of such Share on the date such Incentive Stock Option is exercised or deemed exercised pursuant to Section 10(b). To the extent the consideration paid in any such Change in Control transaction consists in full or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Board.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

“Committee” means the Compensation Committee of the Board or (except for purposes of Section 12 below and Awards as to which such Section is applicable) such other person(s) or committee to whom it has delegated any authority, as may be appropriate. A person may serve on the Compensation Committee only if he or she (i) is a “Non-employee Director” for purposes of Rule 16b-3 under the Exchange Act, and (ii) satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Code.

“Company” means Cantel Medical Corp., a Delaware corporation.

“Covered Employee” means a “covered employee” within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

“Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code.

“Director” means a member of the Board.

“Effective Date” means November 14, 2006, the date this Plan is effective.

“Employee” means any employee of the Company or any Subsidiary. For any and all purposes under this Plan, the term “Employee” shall not include a person hired as an independent contractor, leased employee, consultant or a person otherwise designated by the Committee, the Company or a Subsidiary at the time of hire as not eligible to participate in or receive benefits under the Plan or not on the payroll, even if such ineligible person is subsequently determined to be a common law employee or otherwise an employee of the Company or a Subsidiary by any governmental or judicial authority. For purposes of the Plan, an Employee shall be considered to have terminated employment or services and to have ceased to be an Employee if his or her employer ceases to be a Subsidiary, even if he or she continues to be employed by such employer, unless he or she is immediately thereafter employed by the Company or another Subsidiary.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to the Shares, as of any date, the closing sales price for the Shares as reported on the New York Stock Exchange Consolidated Tape for that date or, if no closing price is reported for that date, the closing sales price on the next preceding date for which such prices were reported, unless otherwise determined by the Committee.

“Incentive Stock Option” means an Option granted under Section 6 that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

“Option” means any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

“Participant” means an Employee or a non-employee Director who is selected by the Committee or the Board from time to time in its sole discretion to receive an Award under the Plan.

“Performance Award” means any Award of Performance Shares granted pursuant to Section 9.

“Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

“Performance Share” means any grant pursuant to Section 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

“Person” means any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

“Restricted Stock” means any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any restriction on the right to vote such Share and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

“Restricted Stock Award” means an award of Restricted Stock under Section 8.

“Retirement” means an Employee’s termination of employment with the Company or its Subsidiary or a non-employee Director’s cessation of service as a Director (other than as a result of death or Disability or removal for Cause) on or after (A) the Participant’s 65th birthday if the Participant has completed at least ten years of employment with the Company or any of its Subsidiaries or service as a Director, or (B) the Participant’s 60th birthday if the Participant has completed at least 15 years of employment with the Company or any of its Subsidiaries or service as a Director.

“Shares” means the shares of common stock of the Company.

“Stock Appreciation Right” means any right granted to a Participant pursuant to Section 7 to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the right on the date of grant. Any payment by the Company in respect of such right may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

“Subsidiary” means a corporation, company or other entity in which the Company beneficially owns, directly or indirectly, at least 50 percent of the total combined voting stock or voting power.

“Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or with which the Company combines.

3.              Administration.

(a)          The Plan shall be administered by the Committee.  The Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to (a) select the Employees of the Company and its Subsidiaries to whom Awards may from time to time be granted hereunder; (b) determine the type or types of Award to be granted to each Participant hereunder; (c) determine the number of Shares to be covered by or relating to each Award granted hereunder; (d) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (e) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled; (f) determine whether, to what extent, and under what circumstances receipt of cash, Shares and other property payable with respect to an Award made under the Plan is to be deferred either automatically or at the election of the Participant; (g) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (h) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (i) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. The decisions of the Committee shall be final, conclusive and binding with respect to the interpretation and administration of the Plan and any grant made under it. The Committee shall make, in its sole discretion, all determinations arising in the administration, construction or interpretation of the Plan and Awards under the Plan, including the right to construe disputed or doubtful Plan or Award terms and provisions, and any such determination shall be conclusive and binding on all persons, except as otherwise provided by law. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

(b)         Except as provided in Section 12, the Committee shall be authorized to make adjustments in Performance Award criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event that the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of or combination with another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

(c)          The Committee shall have the right, from time to time, to delegate to the Chief Executive Officer or one or more other officers of the Company such duties or powers as the Committee may deem advisable with respect to the designation of employees to be recipients of Awards and the nature and size of any such Awards, subject to the requirements of Section 157(c) of the Delaware General Corporation Law (or any successor provision) and such other limitations as the Committee shall determine; provided, however, that (i) in no event shall any such delegation of authority be permitted with respect to Awards to any members of the Board or to any person who is subject to Rule 16b-3 under the Exchange Act or to an Award to which the Committee provides that Section 12 below is applicable, and (ii) the resolution providing for such authorization sets forth the extent and limitations of such authority, including without limitation the maximum size of Awards and number of Awards that can be approved by the delegatee(s) in any fiscal quarter.  The Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial and administrative functions under the Plan. In the event that the Committee’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee’s delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.

(d)         Notwithstanding the foregoing to the contrary, any Awards or formula for granting Awards under the Plan made to non-Employee Directors shall be approved by the Board. With respect to Awards to such Directors, all rights, powers and authorities vested in the Committee under the Plan shall instead be exercised by the Board, and all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to the Board for such purpose.

(e)          The terms and conditions of all Awards granted pursuant to the Plan, including the grant date, shall be approved in writing by the Board, Committee or Chief Executive Officer (or other permitted delegate), as the case may be, but in all cases consistent with the terms of the Plan. The grant date for an Award shall be on or after, but never earlier then, the date of such written approval.  In no event shall the grant date for an Award be changed after such approval.

4.              Shares Subject to the Plan.

(a)          Subject to adjustment as provided in Section 4(c), a total of two million two hundred eighty-five thousand (2,285,000) Shares shall be authorized for issuance pursuant to Awards granted under the Plan, of which (i) an aggregate of one million two hundred thousand (1,200,000) Shares are authorized for issuance pursuant to Options and Stock Appreciation Rights and (ii) an aggregate of one million eighty-five thousand (1,085,000) Shares are authorized for issuance pursuant to Restricted Stock Awards and Performance Awards.(1)  Subject to adjustment as provided in Section 4(c), the number of Shares with respect to which a Participant may be granted Awards under the Plan during any calendar year shall not exceed 75,000, of which a maximum of 75,000 may be issued to any Participant during any calendar year as Options or Stock Appreciation Rights.

(b)         Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased in the open market or otherwise.

(c)          In the event of any change in the Shares by reason of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off or similar transaction or any other change in corporate structure affecting the Shares, (i) the maximum aggregate number and kind of shares specified herein as available for the grant of Awards, (ii) the number and kind of shares or the amount of cash or other property that may be issued and delivered to Participants upon the exercise of any Award or in payment with respect to any Award, that is outstanding at the time of such change, (iii) the exercise or grant price per share of Options or Stock Appreciation Rights subject to outstanding Awards granted under the Plan, shall be correspondingly adjusted so as to prevent substantial dilution or enlargement of the rights granted to, or available for, the Participants hereunder.  Such adjustment shall be automatic in the case of stock dividends, stock splits, reverse stock splits and other transactions where the requisite adjustment is readily ascertainable such that the Participant’s proportionate interest in the Company or in the cash, Shares or other property issuable under an Award shall be maintained to the same extent, as near as may be practicable, as immediately before the occurrence of any such event. In all other cases, the adjustment shall be made in such manner as the Committee, in its sole discretion, may deem equitable to achieve the above stated purpose as near as may be practicable; provided, however, that the number of Shares subject to any Award shall always be a whole number and further provided that in no event may any change be made to an Incentive Stock Option that would constitute a “modification” within the meaning of Section 424(h)(3) of the Code.

(d)         The following Shares may also be used for the issuance of Awards under the Plan:  (i) Shares which have been forfeited under a Restricted Stock Award or a Performance Award; and (ii) Shares which are allocable to the unexercised portion of an Option or Stock Appreciation Right issued under the Plan which has expired or been terminated.

5.              Eligibility.  Any Employee or non-employee Director shall be eligible to be selected as a Participant; provided, however, that Incentive Stock Options shall only be awarded to Employees of the Company or any Subsidiary.  Notwithstanding any provision in this Plan to the contrary, the Board shall have the authority, in its sole and absolute discretion, to select non-employee Directors as Participants who are eligible to receive Awards other than Incentive Stock Options under the Plan. The Board shall set the terms of any such Awards in its sole and absolute discretion, and the Board shall be responsible for administering and construing such Awards in substantially the same manner that the Committee administers and construes Awards to Employees.

6.              Stock Options.  Options may be granted hereunder to any Participant, either alone or in addition to other Awards granted under the Plan and shall be subject to the following terms and conditions:

(a)          Exercise Price. The exercise price per Share shall be not less than the Fair Market Value of the Shares on the date the Option is granted.

(1)  The total number of Shares authorized for issuance pursuant to Awards under the Plan reflects an increase of 200,000 Shares, all of which were allocated to Shares authorized for issuance pursuant to Restricted Stock Awards and Performance Awards.  This increase has been approved by the Board but remains subject to stockholder approval.  The Board intends to submit the proposed increase to the stockholders of the Company for their approval at the next annual meeting of the stockholders.  If this increase is not approved by the stockholders at such meeting, the amendment to this provision of the Plan shall not be effective, and a total of two million eighty-five thousand (2,085,000) Shares shall be authorized for issuance pursuant to Awards granted under the Plan, of which an aggregate of one million eighty-five thousand (1,085,000) Shares shall be authorized for issuance pursuant to Restricted Stock Awards and Performance Awards.

(b)         Number of Shares. The Option shall state the number of Shares covered thereby.

(c)          Exercise of Option. Unless otherwise determined by the Committee, an Option will be deemed exercised by the optionee, or in the event of death, an option shall be deemed exercised by the estate of the optionee or by a person who acquired the right to exercise such option by bequest or inheritance or otherwise by reason of the death of the optionee, upon delivery of (i) a notice of exercise to the Company or its representative, or by using other methods of notice as the Committee shall adopt, and (ii) accompanying payment of the exercise price in accordance with any restrictions as the Committee shall adopt. The notice of exercise, once delivered, shall be irrevocable.

(d)         Broker-Assisted Exercises. To the extent permitted by law, any Option may permit payment of the exercise price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the Shares to which such exercise relates. In such case, the Committee shall establish rules and procedures relating to such Broker- (or Bank-) assisted exercises in a manner intended to comply with the requirements of Section 422 of the Code (in the case of Incentive Stock Options) and Section 409A of the Code, including as to all Options, without limitation, the time when the election to exercise an option in such manner may be made, the time period by which the bank or broker must remit payment of the exercise price, the interest or other earnings attributable to the payment and the method of funding, if any, attributable to the payment.

(e)          Term of Option. The Committee shall determine the option exercise period of each Option. The exercise period for Options shall not exceed ten years from the grant date.

(f)            First Exercisable Date. Subject to Sections 10 and 13, no Option may be exercised during the first year of its term or such longer period as may be specified in the Award Agreement; provided, however, that the Committee may in its discretion make any Option that is not yet exercisable immediately exercisable as to all or a portion of the Shares underlying such Option.

(g)         Termination of Option. Subject to Section 13 below, all Options shall terminate upon their expiration, their surrender, upon breach by the optionee of any provisions of the Option, or in accordance with any other rules and procedures incorporated into the terms and conditions governing the Options as the Committee shall deem advisable or appropriate.

(h)         Incorporation by Reference. The Option shall contain a provision that all the applicable terms and conditions of the Plan are incorporated by reference therein.

(i)             Other Provisions. The Option shall also be subject to such other terms and conditions as the Committee shall deem advisable or appropriate, consistent with the provisions of the Plan.  In addition, Incentive Stock Options granted under the Plan shall contain such other provisions as may be necessary to meet the requirements of the Code and the Treasury Department rulings and regulations issued thereunder with respect to Incentive Stock Options.

7.              Stock Appreciation Rights.  Stock Appreciation Rights may be granted hereunder to any Participant either alone or in addition to other Awards granted under the Plan. The provisions of Stock Appreciation Rights need not be the same with respect to each recipient. The Committee may impose such terms and conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem advisable or appropriate; provided that a Stock Appreciation Right shall not have a grant price less than the Fair Market Value of a Share on the date of grant or a term of greater than ten years.

8.              Restricted Stock.

(a)          Issuance. A Restricted Stock Award shall be subject to restrictions imposed by the Committee at the time of grant for a period of time specified by the Committee (the “Restriction Period”). Restricted Stock Awards may be issued hereunder to Participants for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. Any Restricted Stock grant shall also be subject to such other terms and conditions as the Committee shall deem advisable or appropriate, consistent with the provisions of the Plan as herein set forth.

(b)         Registration. Any Restricted Stock issued hereunder may be evidenced in such manner as the Committee, in its sole discretion, shall deem appropriate, including, without limitation, book entry registration or issuance of a stock certificate or certificates. In the event any stock certificates are issued in respect of Shares of Restricted Stock awarded under the Plan, such certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award.

(c)          Vesting.  Subject to Sections 10 and 13, and except to the extent the Committee in its sole discretion specifies a longer vesting schedule in the Restricted Stock Award, Shares of Restricted Stock awarded to any non-employee Director (or to any employee Director to the extent granted to him or her in his or her capacity as a Director) shall vest (i.e., the risk of forfeiture with respect to such Shares shall lapse) on the first anniversary of the grant date.  Subject to Sections 10 and 13 and except as provided in the previous sentence, Shares of Restricted Stock awarded to any Participant shall vest ratably on the first, second and third anniversaries of the grant date, unless otherwise specified by the Committee, in its sole discretion, in the Restricted Stock Award.  Notwithstanding the foregoing, the Committee may in its discretion accelerate vesting of a Restricted Stock Award as to all or a portion of the Shares underlying the Award.

9.              Performance Awards.  Performance Awards may be paid in cash, Shares, other property, or any combination thereof, and may be subject to such other terms and conditions as the Committee shall deem advisable or appropriate, consistent with the provisions of the Plan as set forth, in the sole discretion of the Committee at the time of payment. Each grant of Performance Shares will specify the performance goals which, if achieved, will result in payment or early payment of the Award, and each grant may specify in respect of such specified performance goals a level or levels of achievement and will set forth a formula for determining the number of Performance Shares that will be earned if performance is at or above the minimum level or levels, but falls short of full achievement of the specified performance goal. The performance levels to be achieved for each Performance Period and the amount of the Performance Shares to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis. The Committee may designate whether any Performance Award, either alone or in addition to other Awards granted under the Plan, being granted to any Employee is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such Awards designated to be “performance-based compensation” shall be conditioned on the achievement of one or more performance measures, to the extent required by Code Section 162(m), and shall be issued in accordance with Section 12.

Performance Awards granted to an Employee may vest solely based upon the achievement of the relevant performance goals, or subject to Section 10 below, may be subject to forfeiture if the employment of such Participant is terminated for any reason within one year following the issuance date of such Performance Award or such longer period as may be specified in the Performance Award.

10.       Change In Control Provisions.

(a)          Unless the Committee or Board shall determine otherwise at the time of grant with respect to a particular Award, and notwithstanding any other provision of the Plan to the contrary, in the event a Participant’s employment or service is involuntarily terminated without Cause (as determined by the Committee or Board in its sole discretion) during the 12-month period following a Change in Control:

(i)                         any Options and Stock Appreciation Rights outstanding, and which are not then exercisable and vested, shall become immediately fully vested and exercisable on the date of such termination;

(ii)                      the restrictions applicable to any Restricted Stock shall lapse, and such Restricted Stock shall on the date of such termination become free of all restrictions and limitations and become fully vested and transferable to the full extent of the original grant; and

(iii)                   all Performance Awards shall be considered to be earned and payable in full, based on the applicable performance criteria or, if not determinable, at the target level and any other restriction shall lapse and such Performance Awards shall be immediately settled or distributed.

(b)         Change in Control Cash Out. Notwithstanding any other provision of the Plan, in the event of a Change in Control the Committee or Board may, in its discretion, provide that each or any Award outstanding at the time of the Change in Control shall, upon the occurrence of a Change in Control, be cancelled in exchange for a cash payment to be made within 30 days of the Change in Control in an amount equal to (i) with respect to an Option or Stock Appreciation Right, the amount by which the Change in Control Price per Share exceeds the exercise or grant price per Share under the Option or Stock Appreciation Right (the “spread”) multiplied by the number of Shares granted under the Option or Stock Appreciation Right and (ii) with respect to Restricted Stock Awards and Performance Awards, an amount equal to the Change in Control Price multiplied by the number of Shares issuable under the Restricted Stock Award or Performance Award, as the case may be.

(c)          To the extent a Participant is covered by another Benefit Plan maintained by the Company or any Subsidiary, the terms of such Benefit Plan that govern vesting in connection with a Change in Control shall govern the vesting of such Participant’s Awards.  To the extent the Participant’s Awards are not eligible for accelerated vesting thereunder, such Awards shall be entitled to accelerated vesting to the extent provided in this Section 10.

11.       Compliance with Section 409A of the Code.

(a)          To the extent applicable, it is intended that the Plan and any grants made hereunder comply with the provisions of Section 409A of the Code.  The Plan and any grants made hereunder shall be administrated in a manner consistent with this intent, and any provision that would cause the Plan or any grant made hereunder to fail to satisfy Section 409A of the Code shall have no force and effect unless and until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Board without the consent of Participants). Any reference in this Plan to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)         In order to determine for purposes of Section 409A of the Code whether a Participant is in the service of a member of the Company’s controlled group of corporations under Section 414(b) of the Code (or by a member of a group of trades or businesses under common control with the Company under Section 414(c) of the Code) and, therefore, whether the Common Shares that are or have been purchased by or awarded under the Plan to the Participant are shares of “service recipient” stock within the meaning of Section 409A of the Code:

In applying Code Section 1563(a)(1), (2) and (3) for purposes of determining the Company’s controlled group under Section 414(b) of the Code, the language “at least 50 percent” is to be used instead of “at least 80 percent” each place it appears in Code Section 1563(a)(1), (2) and (3), and

In applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses under common control with the Company for purposes of Section 414(c) of the Code, the language “at least 50 percent” is to be used instead of “at least 80 percent” each place it appears in Treasury Regulation Section 1.414(c)-2.

12.       Code Section 162(m) Provisions.

(a)          Notwithstanding any other provision of the Plan, if the Committee determines at the time a Performance Award is granted to a Participant who is then an officer that such Participant is, or is likely to be as of the end of the tax year in which the Company would ordinarily claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 12 is applicable to such Award and if the Committee so designates, then any provisions of the Plan which would violate the provisions of Section 162(m) of the Code shall be inapplicable to such Award.

(b)         If a Performance Award is subject to this Section 12, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: revenues, cost reductions, operating income, income before taxes, net income, adjusted net income, earnings per share, adjusted earnings per share, operating margins, working capital measures, return on assets, return on equity, return on invested capital, cash flow measures, market share, shareholder return or economic value added of the Company or the Subsidiary or division of the Company for or within which the Participant is primarily employed. Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable Subsidiary) under one or more of the measures described above relative to the performance of other corporations. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

(c)          Notwithstanding any provision of the Plan other than Section 10, with respect to any Performance Award that is subject to this Section 12, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or Disability of the Participant, or under such other conditions where such waiver will not jeopardize the treatment of other Awards under this Section as “performance-based compensation” under Section 162(m) of the Code.

(d)         The Committee shall have the power to impose such other restrictions on Awards subject to this Section 12 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

13.       Termination of Service.

(a)          Unless otherwise provided in the relevant Award Agreement or in a Benefit Plan applicable to the Award, upon the termination of a Participant’s service as an Employee of the Company or one of its Subsidiaries or as a non-employee Director (the date of such termination referred to as the “Service Termination Date”):

(i)                         Options and Stock Appreciation Rights of such Participant to the extent exercisable on the Service Termination Date shall continue to be exercisable until, and shall cease to be exercisable after, the earlier of (A) the date that the Option or Stock Appreciation Right terminates or expires in accordance with its terms or (B) the expiration of the following time period after termination of service with the Company or Subsidiary: (1) the original term of such Option or Stock Appreciation Right if such service ceased due to Retirement, (2) twelve months if such service ceased due to death or Disability, (3) three months if such service ceased as a result of a termination for any other reason, or (4) such other period as the Committee may determine in its discretion, whether prior to or following the grant of an Award, not to exceed ten years from the grant date; provided that, in the event of a termination of service for Cause, such Participant’s right to any further payments, vesting or exercisability with respect to any Award shall be forfeited in its entirety; and

(ii)                      the Participant shall forfeit each (i) share of Restricted Stock and (ii) Performance Award held by the Participant at the Service Termination Date as to which, as of that date, any restrictions or conditions have not lapsed or been waived; provided, however, that if the Participant paid an acquisition price for any of such Restricted Stock, the Company shall fully reimburse the acquisition price to the Participant on or promptly following the Service Termination Date.

(b)         Notwithstanding anything set forth in clause (a) above, (i) if a termination of service results from the Participant’s death or Retirement, then on the Service Termination Date all outstanding Options and Stock Appreciation Rights held by such Participant on the Service Termination Date that are not then exercisable and vested shall become immediately fully vested and exercisable, and (ii) if a termination of service results from the Participant’s death, any Restricted Stock held by such Participant on the Service Termination Date shall immediately become fully vested and transferable to the full extent of the original grant.

(c)          Notwithstanding anything set forth in clause (a) above or in Section 6, and unless the Committee determines otherwise, in the event that (i) the holder of an Option or a Stock Appreciation Right dies, (ii) his representative has a right to exercise such Option or Stock Appreciation Right (the “Decedent’s Award”), (iii) the Decedent’s Award is not exercised by the last day on which it is exercisable (the “Final Exercise Date”), and (iv) the exercise or grant price per share is below the Fair Market Value of a Share on such date, the Committee shall either (i) cancel the Option or Stock Appreciation Right in exchange for a cash payment equal to the excess of (a) the Fair Market Value of one Share on the Final Exercise Date over (b) the exercise or grant price of the Decedent’s Award, multiplied by the number of Shares granted under the Option or Stock Appreciation Right or (ii) deem the Decedent’s Award to be exercised on the Final Exercise Date via a cashless exercise procedure determined by the Committee, and in either case, the resulting proceeds net of any required tax withholding shall be paid to the representative.

(d)         Notwithstanding anything set forth in clause (a) above, if a termination of service results from a Participant’s Disability, then on the Service Termination Date (i) those tranche(s) of the outstanding Options and Stock Appreciation Rights held by such Participant on the Service Termination Date that would have vested in accordance with the Award Agreement during the 12 month period following the Service Termination Date but for the cessation of the Participant’s service with the Company or its Subsidiary as an Employee or service as a non-employee Director, shall become immediately vested and exercisable, and (ii) the risk of forfeiture and other restrictions on transfer applicable to tranche(s) of outstanding Restricted Stock held by such Participant on the Service Termination Date which would have lapsed in accordance with the Award Agreement during the 12 month period following the Service Termination Date but for the cessation of the Participant’s service with the Company or its Subsidiary as an employee or his service as a non-employee Director shall immediately be deemed to have lapsed.

14.       Amendments and Termination.

(a)          The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) stockholder approval if such approval is necessary to qualify for or comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply, (ii) the consent of the affected Participant, if such action would materially impair the rights of such Participant under any outstanding Award or (iii) approval of the holders of a majority of the outstanding Common Stock with respect to any alteration or amendment to the Plan which increases the maximum number of Shares of Common Stock which may be issued under the Plan (except to the extent contemplated by Section 4(c) above), extends the term of the Plan or of options granted thereunder, changes the eligibility criteria in Section 5, or reduces the exercise or grant price below that now provided for in the Plan.

(b)         Subject to Section 12, the Committee may delegate to another committee, as it may appoint, the authority to take any action consistent with the terms of the Plan, either before or after an Award has been granted, which such other committee deems necessary or advisable to comply with any government laws or regulatory requirements of a foreign country, including but not limited to, modifying or amending the terms and conditions governing any Awards, or establishing any local country plans as sub-plans to this Plan. In addition, under all circumstances, the Committee may make non-substantive administrative changes to the Plan as to conform with or take advantage of governmental requirements, statutes or regulations.

(c)          The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment to an outstanding Award shall (i) materially impair the rights of any Participant without his or her consent or (ii) except for adjustments made pursuant to Section 4(c) or in connection with Substitute Awards, reduce the exercise or grant price of outstanding Options or Stock Appreciation Rights or cancel or amend outstanding Options or Stock Appreciation Rights for the purpose of repricing, replacing or regranting such Options or Stock Appreciation Rights with an exercise or grant price that is less than the exercise or grant price of the original Options or Stock Appreciation Rights without stockholder approval. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option.  Notwithstanding the foregoing, any adjustments made pursuant to Section 4(c) shall not be subject to these restrictions.

15.       Dividends.  Subject to the provisions of the Plan and any Award Agreement, the recipient of a Restricted Stock Award may, if so determined by the Committee, be entitled to receive cash or stock dividends, or cash payments in amounts equivalent to cash or stock dividends on Shares (“dividend equivalents”) with respect to the number of Shares covered by the Restricted Stock Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

16.       General Provisions.

(a)          An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant or, in the event of a Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.; provided that the Committee, in its sole discretion, may permit additional transferability, on a general or specific basis, and may impose conditions and limitations on any permitted transferability.

(b)         No Employee shall have the right to be selected to receive an Option or other Award under this Plan or, having been so selected, to be selected to receive a future Award grant or Option. Neither the Award nor any benefits arising out of the Plan shall constitute part of a Participant’s employment or service contract with the Company or any Subsidiary and, accordingly, the Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to liability on the part of the Company or any Subsidiary for severance payments. The Awards under the Plan are not intended to be treated as compensation for any purpose under any other Company plan.

(c)          No Employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

(d)         The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have accepted an Award Agreement or other instrument evidencing the Award.

(e)          Nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment or service contract or confer or be deemed to confer on any Employee or Participant any right to continue in the employ or service of, or to continue any other relationship with, the Company or any Subsidiary or limit in any way the right of the Company or any Subsidiary to terminate an Employee’s employment or Participant’s service at any time, with or without cause.

(f)            All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(g)         No Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would comply with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

(h)         Except as otherwise required in any applicable Award Agreement or by the terms of the Plan, recipients of Awards under the Plan shall not be required to make any payment or provide consideration other than the rendering of services.

(i)             The Company and its Subsidiaries shall be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company or Subsidiary to satisfy all obligations for the payment of such taxes. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by delivery of or transfer of Shares to the Company (to the extent the Participant has owned the surrendered shares for more than six months if such a limitation is necessary to avoid a charge to the Company for financial reporting purposes), or by directing the Company to retain Shares (up to the Employee’s minimum required tax withholding rate) otherwise deliverable in connection with the Award.

(j)             Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(k)          Any Award shall contain a provision that it may not be exercised at a time when the exercise thereof or the issuance of Shares thereunder would constitute a violation of any federal or state law or listing requirements of the New York Stock Exchange for such Shares or a violation of any foreign jurisdiction where Awards are or will be granted under the Plan. The provisions of the Plan shall be construed, regulated and administered according to the laws of the State of New Jersey without giving effect to principles of conflicts of law, except to the extent superseded by any controlling Federal statute.

(l)             If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

(m)       Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.

(n)         If approved by the Committee in its sole discretion, an Employee’s absence or leave because of military or governmental service or disability shall not be considered an interruption of employment for any purpose under the Plan.

(o)         If an Award granted to a Participant under the Plan is also covered by another Benefit Plan (such as the Long Term Incentive Plan or an employment or severance agreement), the Award shall also be subject to the terms of such Benefit Plan(s).  The Plan and all such Benefit Plans that cover the Participant and the Award shall be construed in a consistent manner.  In the event of a conflict between the terms and conditions of the Plan and any of the Benefit Plans as they relate to an Award hereunder, the order of precedence shall be as follows: (i) any Benefit Plan that constitutes an employment or severance agreement; (ii) any Benefit Plan that constitutes a long term incentive plan or other plan which covers equity awards issued under the Plan; and (iii) the Plan; provided, however, that no effect shall be given to any provision of any Benefit Plan that conflicts with any provision of the Plan if and to the extent that such conflicting provision in the Benefit Plan could not have been approved by the Board as an amendment to the Plan pursuant to Section 14(a) of the Plan without stockholder approval or the consent of the relevant Participant, unless and until such approval or consent has been obtained.

17.       Term of Plan.  The Plan shall terminate on the tenth anniversary of the Effective Date, unless sooner terminated by the Board pursuant to Section 14.

18.       Compliance with Section 16.  With respect to Participants subject to Section 16 of the Exchange Act (“Members”), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent that compliance with any Plan provision applicable solely to such Members that is included solely for purposes of complying with Rule 16b-3 is not required in order to bring a transaction by such Member in compliance with Rule 16b-3, it shall be deemed null and void as to such transaction, to the extent permitted by law and deemed advisable by the Committee. To the extent any provision in the Plan or action by the Committee involving such Members is deemed not to comply with an applicable condition of Rule 16b-3, it shall be deemed null and void as to such Members, to the extent permitted by law and deemed advisable by the Committee.